Exhibit 99.1

Contact:	Ravi Ganti Investor Relations 312-394-2348 Paul Adams Corporate Communications 410-470-4167	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES FIRST QUARTER 2014 RESULTS

CHICAGO (Apr. 30, 2014) — Exelon Corporation (NYSE: EXC) announced first quarter 2014 consolidated earnings as follows:

	First Quarter
	2014	2013
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$530	$602
Diluted Earnings per Share	$0.62	$0.70
GAAP Results:
Net Income (Loss) ($ millions)	$90	$(4)
Diluted Earnings (Loss) per Share	$0.10	$(0.01)

“Exelon delivered quarterly earnings within our guidance range despite extreme weather that caused significant challenges to operations across the business,” said Exelon President and CEO Christopher M. Crane. “Our nuclear assets in particular contributed to grid reliability during the polar vortex, while our strategy of matching generation to load allowed us to capitalize on the increasing volatility in power markets.”

First Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings decreased to $0.62 per share in the first quarter of 2014 from $0.70 per share in the first quarter of 2013. Earnings in the first quarter of 2014 primarily reflected the following negative factors:

•	Lower realized energy prices and higher procurement costs for replacement power;

•	Increased storm costs, primarily at PECO resulting from the February 5, 2014 ice storm; and

•	Decreased nuclear and fossil output during 2014 primarily due to outage days.

These factors were offset by:

•	Increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC market (PJM);

•	Increased distribution revenue at BGE, due to the rate case orders for electric and natural gas, and at ComEd due to increased investment and allowed ROE; and

•	Favorable weather at PECO and ComEd related to colder than average weather.

Adjusted (non-GAAP) Operating Earnings for the first quarter of 2014 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$530	$0.62
Mark-to-Market Impact of Economic Hedging Activities	(443)	(0.52)
Net Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments	8	0.01
Merger and Integration Costs	(9)	(0.01)
Tax Settlements	35	0.04
Amortization of Commodity Contract Intangibles	(31)	(0.04)

Exelon GAAP Net Income	$90	$0.10

Adjusted (non-GAAP) Operating Earnings for the first quarter of 2013 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Exelon Adjusted (non-GAAP) Operating Earnings	$602	$0.70
Mark-to-Market Impact of Economic Hedging Activities	(235)	(0.27)
Net Unrealized Gains Related to NDT Fund Investments	35	0.04
Plant Retirements and Divestitures	13	0.02
Merger and Integration Costs	(27)	(0.03)
Amortization of Commodity Contract Intangibles	(117)	(0.14)
Amortization of the Fair Value of Certain Debt	3	—
Re-measurement of Like-Kind Exchange Tax Position	(265)	(0.31)
Nuclear Uprate Project Cancellation	(13)	(0.02)

Exelon GAAP Net Income	$(4)	$(0.01)

First Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,261 gigawatt-hours (GWh) in the first quarter of 2014, compared with 36,031 GWh in the first quarter of 2013. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 94.1 percent capacity factor for the first quarter of 2014, compared with 96.4 percent for the

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first quarter of 2013. The number of planned refueling outage days totaled 52 in the first quarter of 2014, compared with 49 in the first quarter of 2013. There were 20 non-refueling outage days in the first quarter of 2014, compared with six days in the first quarter of 2013.

•	Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas/hydro fleet was 92.9 percent in the first quarter of 2014, compared with 98.7 percent in the first quarter of 2013. The performance in 2014 was impacted by equipment issues in January during periods of very high power prices. Energy capture for the wind/solar fleet was 94.7 percent in the first quarter of 2014, compared with 94.9 percent in the first quarter of 2013.

•	Renewables Projects: The 50.4 MW Beebe 1B project in Gratiot, Michigan and the 40.0 MW Fourmile Ridge project in Garrett County, Maryland are both expected to begin construction in the second quarter of 2014, with commercial operation expected by the fourth quarter. The remaining two blocks of the 230 MW Antelope Valley Solar Ranch project in California, Block 1 (28 MW) and Block 2 (20 MW) are expected to begin commercial operation in the second quarter of 2014.

•	Utility Operations: During the first quarter, two arctic cold fronts (the Polar Vortex) and some of the coldest temperatures on record impacted each of Exelon’s three utilities. As a result of the extreme temperatures, all three utilities set new winter electric peaks in the first quarter. Back to back storms on February 3rd and February 5th impacted the PECO service territory. PECO was able to restore service to all customers impacted by the storms in six days, approximately two days quicker than the hurricane Sandy response time.

•	ComEd Distribution Formula Rate Case: On April 16, 2014, ComEd filed its 2014 annual distribution formula rate update, which establishes the net revenue requirement used to set rates that will take effect in January 2015 after review by the Illinois Commerce Commission. The revenue requirement requested in the filing is based on 2013 actual costs and projected 2014 capital additions, as well as an annual reconciliation of the revenue requirement in effect in 2013 to the actual costs incurred for that year. ComEd requested a total increase to the net revenue requirement of $275 million, reflecting an increase of $177 million for the initial revenue requirement for 2014 and an increase of $98 million for the annual reconciliation for 2013.

•	Financing Activities:

•	On January 10, 2014, ComEd issued $300 million aggregate principal amount of its First Mortgage 2.15 percent Bonds, Series 115, due January 15, 2019, and $350 million aggregate principal amount of its First Mortgage 4.70 percent Bonds, Series 116, due January 15, 2044.

•	On February 6, 2014, Exelon Generation Renewables, LLC issued $300 million aggregate principal amount of three month LIBOR plus 4.25 percent non-recourse senior secured notes, due February 6, 2021.

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•	Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of March 31, 2014, was 91 percent to 94 percent for 2014, 64 percent to 67 percent for 2015, and 37 percent to 40 percent for 2016. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment-grade balance sheet, while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

The first quarter 2014 GAAP net loss was $185 million, compared with a net loss of $18 million in the first quarter of 2013. Adjusted (non-GAAP) operating earnings for the first quarter of 2014 and 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Loss is in the table below:

($ millions)	1Q14	1Q13
Generation Adjusted (non-GAAP) Operating Earnings	$258	$336
Mark-to-Market Impact of Economic Hedging Activities	(446)	(246)
Net Unrealized Gains Related to NDT Fund Investments	8	35
Plant Retirements and Divestitures	—	13
Merger and Integration Costs	(9)	(29)
Amortization of Commodity Contract Intangibles	(31)	(117)
Amortization of Fair Value of Certain Debt	—	3
Nuclear Uprate Project Cancellation	—	(13)
Tax Settlements	35	—

Generation GAAP Net Loss	$(185)	$(18)

Generation’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2014 decreased $78 million compared with the same quarter in 2013. This decrease primarily reflected:

•	Lower realized energy prices and higher procurement costs for replacement power; and

•	Decreased nuclear and fossil output during 2014, primarily due to outage days.

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These items were partially offset by favorable capacity pricing related to RPM for the PJM market.

ComEd consists of electricity transmission and distribution operations in northern Illinois. ComEd recorded GAAP net income of $98 million in the first quarter of 2014, compared with net losses of $(81) million in the first quarter of 2013. Adjusted (non-GAAP) operating earnings for the first quarter of 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	1Q14	1Q13
ComEd Adjusted (non-GAAP) Operating Earnings	$98	$89
Remeasurement of Like-Kind Exchange Tax Position	—	(170)

ComEd GAAP Net Income (Loss)	$98	$(81)

ComEd’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2014 were up $9 million from the same quarter in 2013, primarily due to favorable weather and higher distribution revenue due to increased investment and allowed ROE, partially offset by favorable tax settlement related interest recognized in first quarter 2013.

For the first quarter of 2014, heating degree-days in the ComEd service territory were up 18.9 percent relative to the same period in 2013 and were 22.4 percent above normal. Total retail electric deliveries increased 5.8 percent in first quarter of 2014 compared with first quarter of 2013.

Weather-normalized retail electric deliveries increased 1.8 percent in the first quarter of 2014 relative to 2013, primarily reflecting growth in the residential sector.

For ComEd, weather had a favorable after-tax effect of $9 million on first quarter 2014 earnings relative to 2013 and a favorable after-tax effect of $10 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s GAAP net income in the first quarter of 2014 was $89 million, compared with $121 million in the first quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	1Q14	1Q13
PECO Adjusted (non-GAAP) Operating Earnings	$89	$123
Merger and Integration Costs	—	(2)

PECO GAAP Net Income	$89	$121

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PECO’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2014 decreased $34 million from the same quarter in 2013, primarily due to increased storm costs related to the February 5, 2014 ice storm. This was partially offset by favorable weather.

For the first quarter of 2014, heating degree-days in the PECO service territory were up 16.6 percent relative to the same period in 2013 and were 14.9 percent above normal. Total retail electric deliveries were up 6.0 percent compared with the first quarter of 2013. Natural gas deliveries (including both retail and transportation segments) in the first quarter of 2014 were up 11.3 percent compared with the first quarter of 2013.

Weather-normalized retail electric deliveries increased 1.3 percent in the first quarter of 2014 relative to 2013, driven primarily by economic and customer growth (mainly in the large C&I and residential classes), partially offset by energy efficiency. Total weather-normalized gas deliveries (including both retail and transportation segments) were down 2.7 percent in the first quarter of 2014, primarily driven by weather-related interruptions and school closings as well as high gas prices in the transportation segment.

For PECO, weather had a favorable after-tax effect of $20 million on first quarter 2014 earnings relative to 2013 and a favorable after-tax effect of $18 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

BGE’s GAAP net income in the first quarter of 2014 was $85 million, compared with $77 million in the first quarter of 2013. Adjusted (non-GAAP) Operating Earnings for the first quarter of 2013 do not include various items (after tax) that were included in reported GAAP earnings. A reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income is in the table below:

($ millions)	1Q14	1Q13
BGE Adjusted (non-GAAP) Operating Earnings	$85	$74
Merger and Integration Costs	—	3

BGE GAAP Net Income	$85	$77

BGE’s Adjusted (non-GAAP) Operating Earnings in the first quarter of 2014 increased $11 million from the same quarter in 2013, primarily due to higher electric and gas distribution rates partially offset by storm costs. Due to revenue decoupling, BGE is not affected by weather variations, with the exception of major storms.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with

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GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 8 are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on April 30, 2014.

Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) Exelon’s First Quarter 2014 Quarterly Report on Form 10-Q (to be filed on April 30, 2014) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

# # #

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2013 revenues of approximately $24.9 billion. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2014 and 2013	1

Business Segment Comparative Statements of Operations - Generation and ComEd - Three Months Ended March 31, 2014 and 2013	2

Business Segment Comparative Statements of Operations - PECO and BGE - Three Months Ended March 31, 2014 and 2013	3

Business Segment Comparative Statements of Operations - Other - Three Months Ended March 31, 2014 and 2013	4

Consolidated Balance Sheets - March 31, 2014 and December 31, 2013	5

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2014 and 2013	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended March 31, 2014 and 2013	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2014 and 2013	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three Months Ended March 31, 2014 and 2013	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three Months Ended March 31, 2014 and 2013	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three Months Ended March 31, 2014 and 2013	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - BGE - Three Months Ended March 31, 2014 and 2013	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three Months Ended March 31, 2014 and 2013	13

Exelon Generation Statistics - Three Months Ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013	14

ComEd Statistics - Three Months Ended March 31, 2014 and 2013	15

PECO Statistics - Three Months Ended March 31, 2014 and 2013	16

BGE Statistics - Three Months Ended March 31, 2014 and 2013	17

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2014
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$4,390	$1,134	$993	$1,054	$(334)	$7,237
Operating expenses
Purchased power and fuel	3,357	320	464	529	(330)	4,340
Operating and maintenance	1,087	326	280	188	(23)	1,858
Depreciation and amortization	211	173	58	108	14	564
Taxes other than income	105	77	42	60	9	293

Total operating expenses	4,760	896	844	885	(330)	7,055
Equity in earnings of unconsolidated affiliates	(19)	—	—	—	—	(19)

Operating income (loss)	(389)	238	149	169	(4)	163

Other income and (deductions)
Interest expense	(85)	(80)	(28)	(27)	(7)	(227)
Other, net	90	5	2	4	2	103

Total other income and (deductions)	5	(75)	(26)	(23)	(5)	(124)

Income (loss) before income taxes	(384)	163	123	146	(9)	39
Income taxes	(199)	65	34	58	(12)	(54)

Net income (loss)	(185)	98	89	88	3	93
Net income attributable to noncontrolling interests and preference stock dividends	—	—	—	3	—	3

Net income (loss) attributable to common shareholders	$(185)	$98	$89	$85	$3	$90

	Three Months Ended March 31, 2013
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$3,533	$1,160	$895	$880	$(386)	$6,082
Operating expenses
Purchased power and fuel	2,169	382	406	426	(402)	2,981
Operating and maintenance	1,112	328	188	143	(7)	1,764
Depreciation and amortization	214	167	57	93	12	543
Taxes other than income	93	74	41	55	14	277

Total operating expenses	3,588	951	692	717	(383)	5,565
Equity in losses of unconsolidated affiliates	(9)	—	—	—	—	(9)

Operating income (loss)	(64)	209	203	163	(3)	508

Other income and (deductions)
Interest expense	(82)	(353)	(29)	(33)	(126)	(623)
Other, net	128	5	3	5	31	172

Total other income and (deductions)	46	(348)	(26)	(28)	(95)	(451)

Income (loss) before income taxes	(18)	(139)	177	135	(98)	57
Income taxes	(1)	(58)	55	55	5	56

Net income (loss)	(17)	(81)	122	80	(103)	1
Net income attributable to noncontrolling interests, preferred security dividends and preference stock dividends	1	—	1	3	—	5

Net income (loss) attributable to common shareholders	$(18)	$(81)	$121	$77	$(103)	$(4)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

Generation

	Three Months Ended March 31,
	2014	2013	Variance
Operating revenues	$4,390	$3,533	$857
Operating expenses
Purchased power and fuel	3,357	2,169	1,188
Operating and maintenance	1,087	1,112	(25)
Depreciation and amortization	211	214	(3)
Taxes other than income	105	93	12

Total operating expenses	4,760	3,588	1,172
Equity in losses of unconsolidated affiliates	(19)	(9)	(10)

Operating loss	(389)	(64)	(325)

Other income and (deductions)
Interest expense	(85)	(82)	(3)
Other, net	90	128	(38)

Total other income and (deductions)	5	46	(41)

Loss before income taxes	(384)	(18)	(366)
Income tax benefits	(199)	(1)	(198)

Net loss	(185)	(17)	(168)
Net income attributable to noncontrolling interests	—	1	(1)

Net loss attributable to membership interest	$(185)	$(18)	$(167)

ComEd

	Three Months Ended March 31,
	2014	2013	Variance
Operating revenues	$1,134	$1,160	$(26)
Operating expenses
Purchased power	320	382	(62)
Operating and maintenance	326	328	(2)
Depreciation and amortization	173	167	6
Taxes other than income	77	74	3

Total operating expenses	896	951	(55)

Operating income	238	209	29

Other income and (deductions)
Interest expense	(80)	(353)	273
Other, net	5	5	—

Total other income and (deductions)	(75)	(348)	273

Income (loss) before income taxes	163	(139)	302
Income taxes (benefit)	65	(58)	123

Net income (loss)	$98	$(81)	$179

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

PECO

	Three Months Ended March 31,
	2014	2013	Variance
Operating revenues	$993	$895	$98
Operating expenses
Purchased power and fuel	464	406	58
Operating and maintenance	280	188	92
Depreciation and amortization	58	57	1
Taxes other than income	42	41	1

Total operating expenses	844	692	152

Operating income	149	203	(54)

Other income and (deductions)
Interest expense	(28)	(29)	1
Other, net	2	3	(1)

Total other income and (deductions)	(26)	(26)	—

Income before income taxes	123	177	(54)
Income taxes	34	55	(21)

Net income	89	122	(33)
Preferred security dividends and redemption	—	1	(1)

Net income attributable to common shareholder	$89	$121	$(32)

BGE

	Three Months Ended March 31,
	2014	2013	Variance
Operating revenues	$1,054	$880	$174
Operating expenses
Purchased power and fuel	529	426	103
Operating and maintenance	188	143	45
Depreciation and amortization	108	93	15
Taxes other than income	60	55	5

Total operating expenses	885	717	168

Operating income	169	163	6

Other income and (deductions)
Interest expense	(27)	(33)	6
Other, net	4	5	(1)

Total other income and (deductions)	(23)	(28)	5

Income before income taxes	146	135	11
Income taxes	58	55	3

Net income	88	80	8
Preference stock dividends	3	3	—

Net income attributable to common shareholders	$85	$77	$8

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

Other (a)

	Three Months Ended March 31,
	2014	2013	Variance
Operating revenues	$(334)	$(386)	$52

Operating expenses
Purchased power and fuel	(330)	(402)	72
Operating and maintenance	(23)	(7)	(16)
Depreciation and amortization	14	12	2
Taxes other than income	9	14	(5)

Total operating expenses	(330)	(383)	53

Operating loss	(4)	(3)	(1)

Other income and (deductions)
Interest expense	(7)	(126)	119
Other, net	2	31	(29)

Total other income and (deductions)	(5)	(95)	90

Loss before income taxes	(9)	(98)	89

Income (benefit) taxes	(12)	5	(17)

Net income (loss)	$3	$(103)	$106

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(in millions)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$791	$1,547
Cash and cash equivalents of variable interest entities	123	62
Restricted cash and investments	111	87
Restricted cash and investments of variable interest entities	96	80
Accounts receivable, net
Customer	2,997	2,721
Other	871	1,175
Accounts receivable, net, variable interest entities	458	260
Mark-to-market derivative assets	756	727
Unamortized energy contract assets	326	374
Inventories, net
Fossil fuel	180	276
Materials and supplies	843	829
Deferred income taxes	454	573
Regulatory assets	768	760
Other	901	666

Total current assets	9,675	10,137

Property, plant and equipment, net	47,742	47,330
Deferred debits and other assets
Regulatory assets	5,863	5,910
Nuclear decommissioning trust funds	8,215	8,071
Investments	825	1,165
Investments in affiliates	22	22
Investment in CENG	1,910	1,925
Goodwill	2,625	2,625
Mark-to-market derivative assets	571	607
Unamortized energy contracts assets	657	710
Pledged assets for Zion Station decommissioning	429	458
Other	934	964

Total deferred debits and other assets	22,051	22,457

Total assets	$79,468	$79,924

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$980	$341
Long-term debt due within one year	292	1,424
Long-term debt due within one year of variable interest entities	81	85
Accounts payable	2,475	2,314
Accounts payable of variable interest entities	286	170
Accrued expenses	1,364	1,633
Payables to affiliates	94	116
Deferred income taxes	22	40
Regulatory liabilities	336	327
Mark-to-market derivative liabilities	251	159
Unamortized energy contract liabilities	238	261
Other	932	858

Total current liabilities	7,351	7,728

Long-term debt	18,247	17,325
Long-term debt to financing trusts	648	648
Long-term debt of variable interest entities	300	298
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	12,810	12,905
Asset retirement obligations	5,261	5,194
Pension obligations	1,661	1,876
Non-pension postretirement benefit obligations	2,042	2,190
Spent nuclear fuel obligation	1,021	1,021
Regulatory liabilities	4,458	4,388
Mark-to-market derivative liabilities	287	300
Unamortized energy contract liabilities	230	266
Payable for Zion Station decommissioning	281	305
Other	2,093	2,540

Total deferred credits and other liabilities	30,144	30,985

Total liabilities	56,690	56,984

Commitments and contingencies
Shareholders’ equity
Common stock	16,751	16,741
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	10,180	10,358
Accumulated other comprehensive loss, net	(2,036)	(2,040)

Total shareholders’ equity	22,568	22,732
BGE preference stock not subject to mandatory redemption	193	193
Noncontrolling interest	17	15

Total equity	22,778	22,940

Total liabilities and shareholders’ equity	$79,468	$79,924

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$93	$1
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, depletion and accretion, including nuclear fuel and energy contract amortization	908	1,017
Deferred income taxes and amortization of investment tax credits	(48)	(610)
Net fair value changes related to derivatives	730	388
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(26)	(66)
Other non-cash operating activities	272	231
Changes in assets and liabilities:
Accounts receivable	(606)	(70)
Inventories	80	101
Accounts payable, accrued expenses and other current liabilities	157	(542)
Option premiums received (paid), net	15	(3)
Counterparty collateral posted, net	(677)	(186)
Income taxes	17	632
Pension and non-pension postretirement benefit contributions	(472)	(267)
Other assets and liabilities	(278)	233

Net cash flows provided by operating activities	165	859

Cash flows from investing activities
Capital expenditures	(1,217)	(1,447)
Proceeds from termination of direct financing lease investment	335	—
Proceeds from nuclear decommissioning trust fund sales	1,825	677
Investment in nuclear decommissioning trust funds	(1,878)	(729)
Proceeds from sale of long-lived assets	18	—
Change in restricted cash	(40)	(12)
Other investing activities	(54)	40

Net cash flows used in investing activities	(1,011)	(1,471)

Cash flows from financing activities
Changes in short-term borrowings	638	233
Issuance of long-term debt	950	149
Retirement of long-term debt	(1,150)	(1)
Dividends paid on common stock	(266)	(450)
Proceeds from employee stock plans	7	12
Other financing activities	(28)	(45)

Net cash flows provided by (used in) financing activities	151	(102)

Decrease in cash and cash equivalents	(695)	(714)
Cash and cash equivalents at beginning of period	1,609	1,486

Cash and cash equivalents at end of period	$914	$772

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$7,237	$850	(b),(c),(d)	$8,087	$6,082	$812	(b),(c)	$6,894
Operating expenses
Purchased power and fuel	4,340	81	(b),(c)	4,421	2,981	253	(b),(c)	3,234
Operating and maintenance	1,858	(14	) (d)	1,844	1,764	(38	) (d),(g),(h)	1,726
Depreciation and amortization	564	—		564	543	(1	) (d)	542
Taxes other than income	293	—		293	277	—		277

Total operating expenses	7,055	67		7,122	5,565	214		5,779

Equity in earnings of unconsolidated affiliates	(19)	12	(c),(d)	(7)	(9)	18	(c)	9

Operating income	163	795		958	508	616		1,124

Other income and (deductions)
Interest expense	(227)	—		(227)	(623)	285	(d),(h),(i),(j)	(338)
Other, net	103	(42	) (e),(f)	61	172	(30	) (d),(e),(g),(i)	142

Total other income and (deductions)	(124)	(42)		(166)	(451)	255		(196)

Income before income taxes	39	753		792	57	871		928

Income (benefit) taxes	(54)	313	(b),(c),(d),(e),(f)	259	56	265	(b),(c),(d),(e),(g),(h),(i),(j)	321

Net income	93	440		533	1	606		607
Net income attributable to noncontrolling interests and preference stock dividends	3	—		3	5	—		5

Net income (loss) attributable to common shareholders	$90	$440		$530	$(4)	$606		$602

Effective tax rate	-138.5%			32.7%	98.2%			34.6%
Earnings per average common share
Basic	$0.10	$0.52		$0.62	$(0.01)	$0.71		$0.70
Diluted	$0.10	$0.52		$0.62	$(0.01)	$0.71		$0.70

Average common shares outstanding
Basic	858			858	855			855
Diluted	861			861	855			855

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:

Mark-to-market impact of economic hedging activities (b)	$0.52	$0.27
Amortization of commodity contract intangibles (c)	0.04	0.14
Merger and integration costs (d)	0.01	0.03
Unrealized gains related to NDT fund investments (e)	(0.01)	(0.04)
Tax settlements (f)	(0.04)	—
Plant retirements and divestitures (g)	—	(0.02)
Nuclear uprate project cancellation (h)	—	0.02
Remeasurement of like-kind exchange tax position (i)	—	0.31

Total adjustments	$0.52	$0.71

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude certain costs incurred associated with the Constellation merger and at Generation the Constellation Nuclear Energy Group, LLC (CENG) transaction, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(f)	Adjustment to exclude the benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(g)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(h)	Adjustment to exclude a 2013 charge to earnings related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(i)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.
(j)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date, which was retired in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended March 31, 2014 and 2013

(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (a)	Exelon

2013 GAAP Earnings (Loss)	$(0.01)	$(18)	$(81)	$121	$77	$(103)	$(4)

2013 Adjusted (non-GAAP) Operating Earnings (Loss)
Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.27	246	—	—	—	(11)	235
Unrealized Gains Related to NDT Fund Investments (1)	(0.04)	(35)	—	—	—	—	(35)
Plant Retirements and Divestitures (2)	(0.02)	(13)	—	—	—	—	(13)
Merger and Integration Costs (3)	0.03	29	—	2	(3)	(1)	27
Amortization of Commodity Contract Intangibles (4)	0.14	117	—	—	—	—	117
Amortization of the Fair Value of Certain Debt (5)	—	(3)	—	—	—	—	(3)
Remeasurement of Like-Kind Exchange Tax Position (6)	0.31	—	170	—	—	95	265
Nuclear Uprate Project Cancellation (7)	0.02	13	—	—	—	—	13

2013 Adjusted (non-GAAP) Operating Earnings (Loss)	0.70	336	89	123	74	(20)	602

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Volume Impacts for Generation Revenue (9)	(0.05)	(41)	—	—	—	—	(41)
Fuel Cost Impacts for Generation (10)	(0.04)	(36)	—	—	—	—	(36)
Capacity Pricing (11)	0.08	70	—	—	—	—	70
Market and Portfolio Conditions (12)	(0.09)	(79)	—	—	—	—	(79)
ComEd, PECO and BGE Margins:
Weather	0.04	—	9	20	— (b)	—	29
Load	0.01	—	4	4	— (b)	—	8
Other Energy Delivery (13)	0.06	—	10	(1)	42	—	51
Operating and Maintenance Expense:
Labor, Contracting and Materials (14)	(0.01)	2	(4)	—	(9)	—	(11)
Planned Nuclear Refueling Outages	(0.01)	(7)	—	—	—	—	(7)
Pension and Non-Pension Postretirement Benefits (15)	0.01	4	6	(1)	—	2	11
Other Operating and Maintenance (16)	(0.07)	1	(1)	(53)	(14)	7	(60)
Depreciation and Amortization Expense (17)	(0.01)	1	(4)	(1)	(8)	—	(12)
Equity in Losses of Unconsolidated Affiliates (18)	(0.01)	(9)	—	—	—	—	(9)
Income Taxes (19)	0.01	8	(1)	(2)	(1)	4	8
Interest Expense, Net (20)	0.01	8	(8)	—	4	8	12
Other	(0.01)	—	(2)	—	(3)	(1)	(6)

2014 Adjusted (non-GAAP) Operating Earnings	0.62	258	98	89	85	—	530

2014 Adjusted (non-GAAP) Operating Earnings (Loss)
Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.52)	(446)	—	—	—	3	(443)
Unrealized Gains Related to NDT Fund Investments (1)	0.01	8	—	—	—	—	8
Merger and Integration Costs (3)	(0.01)	(9)	—	—	—	—	(9)
Amortization of Commodity Contract Intangibles (4)	(0.04)	(31)	—	—	—	—	(31)
Tax Settlements (8)	0.04	35	—	—	—	—	35

2014 GAAP Earnings (Loss)	$0.10	$(185)	$98	$89	$85	$3	$90

Notes:

•	For the three months ended March 31, 2014 and 2013, the financial results represent equivalent reporting periods for the first time since the date the Constellation merger was completed. Therefore, the results of operations from 2014 and 2013 are comparable for Generation, BGE, Other and Exelon.

•	Effective in the fourth quarter of 2013 Exelon switched from applying a blended tax rate to applying a marginal tax rate to the drivers and exclusions presented above, resulting in minor changes when comparing to historical earnings release filings.

•	Effective in the first quarter of 2014, ‘Nuclear Volume’ and ‘Nuclear Fuel Costs’ were changed to ‘Volume Impacts for Generation Revenue’ and ‘Fuel Cost Impacts for Generation,’ respectively, reflecting a full Generation perspective.

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	As approved by the Maryland PSC, BGE records a monthly adjustment to rates for residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes.
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects the impacts associated with the sale or retirement of generating stations.
(3)	Reflects certain costs incurred associated with the Constellation merger and at Generation the Constellation Energy Nuclear Group, LLC (CENG) transaction, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives and certain pre-acquisition contingencies.
(4)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the Constellation merger date.
(5)	Represents the non-cash amortization of certain debt recorded at fair value at the Constellation merger date, which was retired in the second quarter of 2013.
(6)	Represents a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating stations.
(7)	Reflects a 2013 charge to earnings related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(8)	Reflects a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(9)	Primarily reflects a reduction in revenue given increased nuclear and fossil generating outage days in 2014, including Salem but excluding CENG, and decreased fossil generation in New England and South as a result of optimizing favorable commodity pricing which is offset within market and portfolio conditions.
(10)	Primarily reflects the impact of higher nuclear fuel amortization, excluding CENG, and an increase in fossil fuel costs due to the extreme cold weather during the first quarter of 2014.
(11)	Primarily reflects the impact of increased capacity prices related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market.
(12)	Primarily reflects the impact of lower realized energy prices and higher procurement costs for replacement power, partially offset by optimizing favorable commodity pricing in New England and South.
(13)	For ComEd, primarily reflects increased distribution revenue due to recovery of increased costs and capital investments and higher allowed ROE pursuant to ComEd’s performance-based rate formula. For BGE, includes increased distribution revenue pursuant to electric and natural gas distribution rate case orders issued by the Maryland PSC and increased cost recovery for energy efficiency and demand response programs (primarily offset in depreciation and amortization expense).
(14)	Primarily reflects inflation across all operating companies and an increase in maintenance related activities at BGE due to extreme cold temperatures, partially offset at Generation by synergies realized in 2014.
(15)	Primarily reflects the favorable impact of higher actuarially assumed discount rates for 2014.
(16)	Primarily reflects increased storm costs in the PECO and BGE service territories, including the February 5, 2014 ice storm.
(17)	Primarily reflects increased depreciation expense across the operating companies for ongoing capital expenditures, partially offset by a decrease in Generation’s asset retirement cost amortization. At BGE, reflects increased regulatory asset amortization related to higher energy efficiency and demand response program expenditures (primarily offset in other energy delivery revenue).
(18)	Primarily reflects equity in losses in CENG.
(19)	At Generation, primarily reflects the favorable settlement of certain income tax positions on Constellation’s 2009-2012 tax returns and an increase in domestic production activities deduction, partially offset by a reduction in investment tax credit benefits.
(20)	For Generation, primarily reflects a benefit recorded in 2014 related to the favorable settlement of certain income tax positions on Constellation’s 2009-2012 tax returns. For ComEd, primarily reflects a favorable adjustment recorded in the first quarter of 2013 related to the 1999-2001 IRS settlement. For Corporate, includes the impacts of a 2013 unfavorable franchise tax case settlement.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,390	$850	(b),(c),(d)	$5,240	$3,533	$830	(b),(c)	$4,363
Operating expenses
Purchased power and fuel	3,357	81	(b),(c)	3,438	2,169	253	(b),(c)	2,422
Operating and maintenance	1,087	(14	) (d)	1,073	1,112	(40	) (d),(g),(h)	1,072
Depreciation and amortization	211	—		211	214	(1	) (d)	213
Taxes other than income	105	—		105	93	—		93

Total operating expenses	4,760	67		4,827	3,588	212		3,800
Equity in (losses) earnings of unconsolidated affiliates	(19)	12	(c),(d)	(7)	(9)	18	(c)	9

Operating income (loss)	(389)	795		406	(64)	636		572

Other income and (deductions)
Interest expense	(85)	—		(85)	(82)	(2	) (d),(h),(i)	(84)
Other, net	90	(42	) (e),(f)	48	128	(111	) (d),(e),(g)	17

Total other income and (deductions)	5	(42)		(37)	46	(113)		(67)

Income (loss) before income taxes	(384)	753		369	(18)	523		505

Income (benefit) taxes	(199)	310	(b),(c),(d)(e),(f)	111	(1)	169	(b),(c),(d),(e)(g),(h),(i)	168

Net income (loss)	(185)	443		258	(17)	354		337
Net loss attributable to noncontrolling interests	—	—		—	1	—		1

Net income (loss) attributable to membership interest	$(185)	$443		$258	$(18)	$354		$336

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(c)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(d)	Adjustment to exclude certain costs incurred associated with the Constellation merger and Constellation Energy Nuclear Group, LLC (CENG) transaction, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, and certain pre-acquisition contingencies.
(e)	Adjustment to exclude the unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(f)	Adjustment to exclude a benefit related to the favorable settlement in 2014 of certain income tax positions on Constellation’s 2009-2012 tax returns.
(g)	Adjustment to exclude the impacts associated with the sale or retirement of generating stations.
(h)	Adjustment to exclude a 2013 charge to earnings related to Generation’s cancellation of previously capitalized nuclear uprate projects.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date which was retired in the second quarter of 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,134	$—	$1,134	$1,160	$—		$1,160
Operating expenses
Purchased power	320	—	320	382	—		382
Operating and maintenance	326	—	326	328	—		328
Depreciation and amortization	173	—	173	167	—		167
Taxes other than income	77	—	77	74	—		74

Total operating expenses	896	—	896	951	—		951

Operating income	238	—	238	209	—		209

Other income and (deductions)
Interest expense	(80)	—	(80)	(353)	287	(b)	(66)
Other, net	5	—	5	5	—		5

Total other income and (deductions)	(75)	—	(75)	(348)	287		(61)

Income (loss) before income taxes	163	—	163	(139)	287		148
Income (benefit) taxes	65	—	65	(58)	117	(b)	59

Net income (loss)	$98	$—	$98	$(81)	$170		$89

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$993	$—	$993	$895	$—		$895
Operating expenses
Purchased power and fuel	464	—	464	406	—		406
Operating and maintenance	280	—	280	188	(2	) (b)	186
Depreciation and amortization	58	—	58	57	—		57
Taxes other than income	42	—	42	41	—		41

Total operating expenses	844	—	844	692	(2)		690

Operating income	149	—	149	203	2		205

Other income and (deductions)
Interest expense	(28)	—	(28)	(29)	—		(29)
Other, net	2	—	2	3	—		3

Total other income and (deductions)	(26)	—	(26)	(26)	—		(26)

Income before income taxes	123	—	123	177	2		179
Income taxes	34	—	34	55	—	(b)	55

Net income	89	—	89	122	2		124
Preferred security dividends	—	—	—	1	—		1

Net income attributable to common shareholder	$89	$—	$89	$121	$2		$123

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the Constellation merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses) and integration initiatives.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended March 31, 2014			Three Months Ended March 31, 2013
	GAAP (a)	Adjustments	Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$1,054	$—	$1,054	$880	$—		$880

Operating expenses
Purchased power and fuel	529	—	529	426	—		426
Operating and maintenance	188	—	188	143	5	(b)	148
Depreciation and amortization	108	—	108	93	—		93
Taxes other than income	60	—	60	55	—		55

Total operating expenses	885	—	885	717	5		722

Operating income	169	—	169	163	(5)		158

Other income and (deductions)
Interest expense	(27)	—	(27)	(33)	—		(33)
Other, net	4	—	4	5	—		5

Total other income and (deductions)	(23)	—	(23)	(28)	—		(28)

Income before income taxes	146	—	146	135	(5)		130

Income taxes	58	—	58	55	(2	) (b)	53

Net income	88	—	88	80	(3)		77

Preference stock dividends	3	—	3	3	—		3

Net income attributable to common shareholders	$85	$—	$85	$77	$(3)		$74

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the Constellation merger, including transaction costs, employee-related expenses (e.g severance, retirement, relocation, and retention bonuses) and integration initiatives.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended March 31, 2014				Three Months Ended March 31, 2013
	GAAP (b)	Adjustments		Adjusted Non- GAAP	GAAP (b)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(334)	$—		$(334)	$(386)	$(18	) (d)	$(404)

Operating expenses
Purchased power and fuel	(330)	—		(330)	(402)	—		(402)
Operating and maintenance	(23)	—		(23)	(7)	(1	) (e)	(8)
Depreciation and amortization	14	—		14	12	—		12
Taxes other than income	9	—		9	14	—		14

Total operating expenses	(330)	—		(330)	(383)	(1)		(384)

Operating loss	(4)	—		(4)	(3)	(17)		(20)

Other income and (deductions)
Interest expense	(7)	—		(7)	(126)	—		(126)
Other, net	2	—		2	31	81	(f)	112

Total other income and (deductions)	(5)	—		(5)	(95)	81		(14)

Loss before income taxes	(9)	—		(9)	(98)	64		(34)

Income (benefit) taxes	(12)	3	(c)	(9)	5	(19	) (d),(e),(f)	(14)

Net income (loss)	$3	$(3)		$—	$(103)	$83		$(20)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude the unitary tax impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude the intercompany mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude certain costs incurred associated with the Constellation merger, including employee-related expenses (e.g. severance, retirement, relocation and retention bonuses), integration initiatives, and certain pre-acquisition contingencies.
(f)	Adjustment to exclude a non-cash charge to earnings resulting from the first quarter 2013 remeasurement of a like-kind exchange tax position taken on ComEd’s 1999 sale of fossil generating assets.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Supply (in GWhs)
Nuclear Generation (a)
Mid-Atlantic	12,136	11,900	12,424	11,794	12,762
Midwest	23,125	23,429	23,741	22,807	23,269

Total Nuclear Generation	35,261	35,329	36,165	34,601	36,031
Fossil and Renewables (a)
Mid-Atlantic	3,207	2,951	2,808	2,796	3,160
Midwest	417	363	217	318	581
New England	1,734	1,763	3,609	3,132	2,392
New York	1	—	—	—	—
ERCOT	1,656	1,582	2,522	1,617	733
Other (c)	1,630	1,064	1,913	1,431	2,254

Total Fossil and Renewables	8,645	7,723	11,069	9,294	9,120
Purchased Power
Mid-Atlantic (b)	3,233	3,955	4,289	2,616	3,233
Midwest	711	498	707	1,503	1,700
New England	2,070	2,605	2,178	1,365	1,507
New York (b)	2,857	3,493	3,565	3,073	3,511
ERCOT	3,440	2,792	3,803	4,269	4,199
Other (c)	3,355	2,986	3,244	4,998	3,703

Total Purchased Power	15,666	16,329	17,786	17,824	17,853
Total Supply/Sales by Region (e)
Mid-Atlantic (d)	18,576	18,806	19,521	17,206	19,155
Midwest (d)	24,253	24,290	24,665	24,628	25,550
New England	3,804	4,368	5,787	4,497	3,899
New York	2,858	3,493	3,565	3,073	3,511
ERCOT	5,096	4,374	6,325	5,886	4,932
Other (c)	4,985	4,050	5,157	6,429	5,957

Total Supply/Sales by Region	59,572	59,381	65,020	61,719	63,004

	Three Months Ended
	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Outage Days (f)
Refueling	52	94	43	47	49
Non-refueling	20	33	5	31	6

Total Outage Days	72	127	48	78	55

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(b)	Purchased power includes physical volumes of 2,489 GWhs, 3,226 GWhs, 3,138 GWhs, 3,114 GWhs, and 2,588 GWhs in the Mid-Atlantic and 2,857 GWhs, 3,051 GWhs, 3,147 GWhs, 2,655 GWhs, and 3,213 GWhs in New York as a result of the PPA with CENG for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013 respectively.
(c)	Other Regions includes South, West and Canada, which are not considered individually significant.
(d)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Total sales do not include physical trading volumes of 2,494 GWhs, 2,696 GWhs, 2,499 GWhs, 1,995 GWhs, and 1,572 GWhs, for the three months ended March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013, and March 31, 2013 respectively.
(f)	Outage days exclude Salem and CENG.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2014 and 2013

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Retail Deliveries and Sales (a)
Residential	7,411	6,876	7.8%	1.8%	$508	$584	(13.0)%
Small Commercial & Industrial	8,331	7,873	5.8%	2.2%	344	308	11.7%
Large Commercial & Industrial	7,095	6,840	3.7%	1.2%	115	102	12.7%
Public Authorities & Electric Railroads	397	373	6.4%	2.6%	13	12	8.3%

Total Retail	23,234	21,962	5.8%	1.8%	980	1,006	(2.6)%

Other Revenue (b)					154	154	0.0%

Total Electric Revenue					$1,134	$1,160	(2.2)%

Purchased Power					$320	$382	(16.2)%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	3,874	3,259	3,164	18.9%	22.4%

Number of Electric Customers	2014	2013
Residential	3,488,204	3,470,659
Small Commercial & Industrial	367,282	366,284
Large Commercial & Industrial	2,028	2,001
Public Authorities & Electric Railroads	4,852	4,802

Total	3,862,366	3,843,746

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other items include rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of environmental costs associated with MGP sites.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2014 and 2013

	Electric and Gas Deliveries				Revenue (in millions)
	2014	2013	% Change	Weather- Normal % Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,848	3,465	11.1%	1.4%	$444	$395	12.4%
Small Commercial & Industrial	2,055	2,009	2.3%	(0.5)%	111	106	4.7%
Large Commercial & Industrial	3,777	3,646	3.6%	2.1%	63	58	8.6%
Public Authorities & Electric Railroads	259	255	1.7%	1.7%	8	8	0.0%

Total Retail	9,939	9,375	6.0%	1.3%	626	567	10.4%

Other Revenue (b)					52	56	(7.1)%

Total Electric Revenue					678	623	8.8%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	33,170	28,438	16.6%	0.7%	302	260	16.2%
Transportation and Other	8,369	8,883	(5.8)%	(7.0)%	13	12	8.3%

Total Gas	41,539	37,321	11.3%	(2.7)%	315	272	15.8%

Total Electric and Gas Revenues					$993	$895	10.9%

Purchased Power and Fuel					$464	$406	14.3%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	2,844	2,440	2,476	16.6%	14.9%

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended March 31, 2014 and 2013

	Electric and Gas Deliveries			Revenue (in millions)
	2014	2013	% Change	2014	2013	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	4,092	3,536	15.7%	$436	$365	19.5%
Small Commercial & Industrial	834	776	7.5%	71	64	10.9%
Large Commercial & Industrial	3,470	3,554	(2.4)%	123	105	17.1%
Public Authorities & Electric Railroads	78	82	(4.9)%	8	8	0.8%

Total Retail	8,474	7,948	6.6%	638	542	17.7%

Other Revenue (b)				71	63	12.7%
Total Electric Revenue				709	605	17.2%
Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	46,388	40,261	15.2%	285	246	15.9%
Transportation and Other (d)	6,330	5,651	12.0%	60	29	107.0%

Total Gas	52,718	45,912	14.8%	345	275	25.5%

Total Electric and Gas Revenues				$1,054	$880	19.8%

Purchased Power and Fuel				$529	$426	24.2%

				% Change
Heating and Cooling Degree-Days	2014	2013	Normal	From 2013	From Normal
Heating Degree-Days	2,861	2,451	2,387	16.7%	19.9%
Cooling Degree-Days	—	1	—	(100.0)%	n.m.

Number of Electric Customers	2014	2013	Number of Gas Customers	2014	2013
Residential	1,124,174	1,118,824	Residential	613,469	612,065
Small Commercial & Industrial	112,623	113,051	Commercial & Industrial	44,266	44,308

Large Commercial & Industrial	11,661	11,589	Total Retail	657,735	656,373
Public Authorities & Electric Railroads	292	318	Transportation	—	—

Total	1,248,750	1,243,782	Total	657,735	656,373

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 6,330 mmcfs ($53 million) and 5,650 mmcfs ($24 million) for the three months ended March 31, 2014 and 2013, respectively.